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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

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       Date of Report (Date of earliest event reported) December 21, 2000
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                          INTERNET SPORTS NETWORK, INC.
             (Exact name of registrant as specified in its charter)

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                                     Florida
                 (State or other jurisdiction of incorporation)


      000-22855                                            65-0704152
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(Commission File Number)                       (IRS Employer Identification No.)


101 Bloor Street West, Suite 200, Toronto, Ontario, Canada,            M5S 2Z7
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(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code:  (416) 599-8800
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                                      N/A
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          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS

PLANS TO CEASE OPERATIONS

On December 28, 2000 Internet Sports Network, Inc. announced that it failed to secure additional funding and therefore will be ceasing operations effective immediately.

As previously disclosed in the Company's Form 10-Q for the quarter ended September 30, 2000 filed with the SEC on November 20, 2000, the Company had been in default with three loans, its promissory note and its Series 1 convertible debentures since the quarter ending June 30, 2000. The Company previously stated in such Form 10-Q that it would need to cease operations and seek protection under federal bankruptcy laws if the Company was unable to obtain equity or debt financing or generate additional cash through the sale of assets by November 30, 2000. The Company was unable to obtain funding through any of these three sources. As a result, the Company was forced to release all employees on December 21, 2000.

J. Thomas Murray will continue to serve as the Company's Chief Executive Officer and will supervise the analysis of the Company's financial position and implementation of subsequent action plan.


(a) Exhibits

         99.1     Press Release dated December 28, 2000



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                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:     December 28, 2000                      INTERNET SPORTS NETWORK, INC.



                                                  /s/  J. Thomas Murray
                                                  -----------------------------
                                                  By: J. Thomas Murray
                                                  Its: President and CEO


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